Exhibit 10.2

EXECUTION VERSION

VOTING SUPPORT AGREEMENT

THIS AGREEMENT is made as of October 24, 2022

AMONG:

[●] (the “Shareholder”)

- and -

CANOPY GROWTH CORPORATION, a corporation existing under the federal laws of Canada (“Canopy”)

- and -

CANOPY USA, LLC, a limited liability company existing under the laws of State of Delaware (the “Purchaser”)

RECITALS:

WHEREAS, in connection with an arrangement agreement between the Purchaser, Canopy and Acreage Holdings, Inc. (the “Company”) dated as of the date hereof (as may be amended, modified or supplemented from time to time in accordance with its terms, the “Arrangement Agreement”), the Purchaser proposes to, among other things, acquire all of the terms Class D subordinate voting shares of the Company (the “Company Floating Shares”);

AND WHEREAS, it is contemplated that the proposed transaction will be effected pursuant to an arrangement under Section 288 of the Business Corporations Act (British Columbia) (the “Arrangement”) provided for in the plan of arrangement set out in the Arrangement Agreement (the “Plan of Arrangement”);

AND WHEREAS, the Shareholder is the beneficial owner, directly or indirectly, of the Subject Shares (as defined below) listed on the Shareholder’s signature page attached to this Agreement;

AND WHEREAS, this Agreement sets out the terms and conditions of the agreement of the Shareholder to abide by the covenants in respect of the Subject Shares and the other restrictions and covenants set forth herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the Parties hereto agree as follows:

Article 1
INTERPRETATION

1.1	Definitions.

Unless indicated otherwise, where used in this Agreement, capitalized terms used but not defined shall have the meanings ascribed thereto in the Arrangement Agreement and the following terms shall have the following meanings (and grammatical variations of such terms have corresponding meanings), including the recitals:

“affiliate” of any Person means, at the time such determination is being made, any other Person controlling, controlled by or under common control with such first Person, in each case, whether directly or indirectly, and “control” and any derivation thereof means the holding of voting securities of another entity sufficient to elect a majority of the board of directors (or the equivalent) of such entity;

EXECUTION VERSION

“Agreement” means this voting support agreement dated as of the date hereof between the Shareholder, Canopy and the Purchaser, as it may be amended, modified or supplemented from time to time in accordance with its terms;

“Arrangement” has the meaning ascribed thereto in the recitals hereof;

“Arrangement Agreement” has the meaning ascribed thereto in the recitals hereof;

“Effective Date” has the meaning specified in Section 1.1 of the Plan of Arrangement;

“Effective Time” means 12:00 a.m. (Vancouver time) on the Effective Date, or such other time on the Effective Date as the Parties agree to in writing before the Effective Date;

“Business Day” means any day of the year, other than a Saturday, Sunday or any day on which major banks are generally closed for business in Toronto, Ontario or Vancouver British Columbia or New York, New York, as the context requires;

“Canopy” has the meaning ascribed thereto in the recitals hereof;

“Circular” means the notice of the Meeting and accompanying proxy statement, including all schedules, appendices and exhibits to, and information incorporated by reference in, such proxy statement, to be sent to the Company Floating Shareholders in connection with the Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Arrangement Agreement;

“Company” has the meaning ascribed thereto in the recitals hereof;

“Company Floating Options” has the meaning specified in the Arrangement Agreement;

“Company Floating Share Units” has the meaning specified in the Arrangement Agreement;

“Company Floating Shareholders” means the registered or beneficial holders of the Company Floating Shares, as the context requires;

“Company Floating Shares” has the meaning ascribed thereto in the recitals hereof;

“Existing Agreement” means the arrangement agreement between the Company and Canopy dated April 18, 2019, as amended on May 15, 2019, September 23, 2020 and November 17, 2020;

“Governmental Entity” means (i) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau, ministry, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the above, (iii) any quasi- governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, or (iv) any stock exchange;

“High Street Units” has the meaning specified in the Arrangement Agreement;

EXECUTION VERSION

“Meeting” means the special meeting of Company Floating Shareholders, including any adjournment or postponement of such special meeting in accordance with the terms of the Arrangement Agreement, to be called to consider approval of the Arrangement;

“Notice” has the meaning ascribed thereto in Section 4.7;

“Parties” means the Shareholder, Canopy and the Purchaser and “Party” means any one of them;

“Person” includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status;

“Purchaser” has the meaning ascribed thereto in the recitals hereof;

“Resolution” means the special resolution of the Company Floating Shareholders approving the Arrangement to be considered at the Meeting.

“Securities Authority” means all applicable securities regulatory authorities, including the applicable securities commissions or similar regulatory authorities in each of the provinces of Canada;

“SEDAR” means the System for Electronic Document Analysis Retrieval.

“Shareholder” has the meaning ascribed thereto in the recitals hereof;

“Subject Shares” means the Company Floating Shares and other securities listed on the Shareholder’s signature page attached to this Agreement convertible into Company Floating Shares and any Company Floating Shares acquired by the Shareholder or any of its affiliates subsequent to the date hereof, and includes all securities which such Subject Shares may be converted into, exchanged for or otherwise changed into;

“Subsidiary” has the meaning specified in National Instrument 45-106 – Prospectus Exemptions as in effect on the date of the Arrangement Agreement; and

“USCo2 Class B Shares” has the meaning specified in the Arrangement Agreement.

1.2	Gender and Number.

Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

1.3	Currency.

All references to dollars or to “$” are references to United States dollars.

1.4	Headings.

The division of this Agreement into Articles, Sections and Schedules and the insertion of the recitals and headings are for convenient reference only and do not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement or in the Schedules hereto to Articles, Sections and Schedules refer to Articles, Sections and Schedules of and to this Agreement or of the Schedules in which such reference is made, as applicable.

EXECUTION VERSION

1.5	Date for any Action.

A period of time is to be computed as beginning on the day following the event that began the period and ending at 4:30 p.m. (Toronto Time) on the last day of the period, if the last day of the period is a Business Day, or at 4:30 p.m. (Toronto Time) on the next Business Day if the last day of the period is not a Business Day. If the date on which any action is required or permitted to be taken under this Agreement by a Person is not a Business Day, such action shall be required or permitted to be taken on the next succeeding Business Day.

Article 2
REPRESENTATIONS AND WARRANTIES

2.1	Representations and Warranties of the Shareholder.

The Shareholder represents and warrants to the Purchaser and Canopy (and acknowledges that the Purchaser and Canopy are relying on these representations and warranties in completing the transactions contemplated hereby and by the Arrangement Agreement) that:

(a)	The Shareholder, if the Shareholder is not a natural person, is a corporation or other entity validly existing under the laws of the jurisdiction of its existence.

(b)	The Shareholder, if the Shareholder is not a natural person, has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms, subject only to any limitation under bankruptcy, insolvency or other applicable laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(c)	The Shareholder, directly or indirectly, exercises control or direction over all of the Subject Shares set forth the Shareholder’s signature page attached to this Agreement. Other than the Subject Shares, neither the Shareholder nor any of its affiliates, beneficially own, directly or indirectly, or exercise control or direction over any securities convertible or exchangeable into any Company Floating Shares.

(d)	As at the date hereof, the Shareholder is, and immediately following the record date for the Meeting the Shareholder will be, directly or indirectly, the sole beneficial owner of the Subject Shares listed on Schedule A hereto, with good and marketable title thereto.

(e)	The Shareholder has the sole right to sell and vote or direct the sale and voting of the Subject Shares listed on Schedule A hereto.

(f)	No Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Subject Shares or any interest therein or right thereto, except the Purchaser pursuant to this Agreement or the Arrangement Agreement.

(g)	No material consent, approval, order or authorization of, or declaration or filing with, any Person is required to be obtained by the Shareholder in connection with the execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of the Shareholder’s obligations under this Agreement, other than those that are contemplated by the Arrangement Agreement.

EXECUTION VERSION

(h)	None of the Subject Shares are subject to any proxy, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of any of the Company’s securityholders or give consents or approvals of any kind, except this Agreement or as contemplated by the Arrangement Agreement.

(i)	None of the execution and delivery by the Shareholder of this Agreement or the completion of the transactions by the Shareholder contemplated hereby or the compliance by the Shareholder with its obligations hereunder will violate, contravene, result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of: (i) any constating documents of the Shareholder (if the Shareholder is not a natural person); (ii) any contract to which the Shareholder is a party or by which the Shareholder is bound; (iii) any judgment, decree, order or award of any Governmental Entity applicable to the Shareholder; or (iv) any law applicable to the Shareholder, except in each case as would not reasonably be expected, individually or in the aggregate, to materially impair the ability of the Shareholder to perform its obligations hereunder.

2.2	Representations and Warranties of Canopy.

Canopy represents and warrants to the Shareholder (and acknowledges that the Shareholder is relying on these representations and warranties in completing the transactions contemplated hereby and by the Arrangement Agreement) that:

(a)	Canopy is a corporation duly incorporated and validly existing under the federal laws of Canada and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Arrangement Agreement. This Agreement has been duly executed and delivered by Canopy and constitutes a legal, valid and binding agreement of Canopy enforceable against Canopy in accordance with its terms subject only to any limitation under bankruptcy, insolvency or other applicable laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(b)	None of the execution and delivery by Canopy of this Agreement or the compliance by Canopy with Canopy’s obligations hereunder or Canopy’s completion of the transactions contemplated herein and in the Arrangement Agreement will violate, contravene, result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of: (i) any constating documents of Canopy; (ii) any contract to which Canopy is a party or by which Canopy is bound; (iii) any judgment, decree, order or award of any Governmental Entity; or (iv) any applicable law.

(c)	No material consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by Canopy in connection with the execution and delivery of this Agreement and the performance by it of its obligations under this Agreement, other than those which are contemplated by the Arrangement Agreement.

2.3	Representations and Warranties of the Purchaser.

The Purchaser represents and warrants to the Shareholder (and acknowledges that the Shareholder is relying on these representations and warranties in completing the transactions contemplated hereby and by the Arrangement Agreement) that:

(a)	The Purchaser is a limited liability company duly formed and validly existing under the laws of the State of Delaware and has the requisite power and authority to enter into and perform its obligations under this Agreement and the Arrangement Agreement. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms subject only to any limitation under bankruptcy, insolvency or other applicable laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

EXECUTION VERSION

(b)	None of the execution and delivery by the Purchaser of this Agreement or the compliance by the Purchaser with the Purchaser’s obligations hereunder or the Purchaser’s completion of the transactions contemplated herein and in the Arrangement Agreement will violate, contravene, result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of: (i) any constating documents of the Purchaser; (ii) any contract to which the Purchaser is a party or by which the Purchaser is bound; (iii) any judgment, decree, order or award of any Governmental Entity; or (iv) any applicable law.

(c)	No material consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by the Purchaser in connection with the execution and delivery of this Agreement and the performance by it of its obligations under this Agreement, other than those which are contemplated by the Arrangement Agreement.

Article 3
COVENANTS

3.1	Covenants of the Shareholder.

(a)	The Shareholder hereby covenants and agrees in favour of the Purchaser and Canopy that, from the date hereof until the termination of this Agreement in accordance with Section 4.1, except as permitted by this Agreement:

(i)	at any meeting of securityholders of the Company called to vote upon the Resolution or the transactions contemplated by the Arrangement Agreement or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Resolution or the transactions contemplated by the Arrangement Agreement is sought (including by written consent in lieu of a meeting), the Shareholder shall cause all its Subject Shares which carry the right to vote at such meeting to be counted as present for purposes of establishing quorum and shall vote (or cause to be voted) all its Subject Shares which carry the right to vote at such meeting in favour of the Resolution and the transactions contemplated by the Arrangement Agreement;

(ii)	at any meeting of securityholders of the Company or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval of all or some of the securityholders of the Company is sought in respect of any matter that could reasonably be expected to delay, prevent, impede or frustrate the successful completion of the Arrangement and each of the transactions contemplated by the Arrangement Agreement (the “Prohibited Matters”) (including by written consent in lieu of a meeting), the Shareholder shall cause all its Subject Shares which carry the right to vote at such meeting to be counted as present for purposes of establishing quorum and shall vote (or cause to be voted) all its Subject Shares which carry the right to vote at such meeting against the Prohibited Matters;

EXECUTION VERSION

(iii)	the Shareholder shall revoke any and all proxies previously granted or voting instruction forms or other voting documents previously delivered that may conflict or be inconsistent with the Shareholder’s covenants and agreements set forth in this Agreement;

(iv)	the Shareholder agrees that he or she will not, directly or indirectly (i) sell, transfer, assign, grant a participation interest in, option, pledge, hypothecate, grant a security interest in or otherwise convey or encumber (each, a “Transfer”), or enter into any agreement, option or other arrangement to Transfer any of its Subject Shares to any Person prior to the record date for the Meeting, other than pursuant to the Arrangement Agreement, or (ii) grant any proxies or power of attorney, deposit any of its Subject Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to its Subject Shares, other than as contemplated in this Agreement;

(v)	the Shareholder shall not exercise any rights of appraisal or rights of dissent, as applicable, in respect of the Resolution or the transactions contemplated by the Arrangement Agreement that the Shareholder may have; and

(vi)	without limiting the generality of Section 4.13, no later than five Business Days prior to the date of the Meeting: (i) with respect to any Subject Shares that are registered in the name of the Shareholder and entitled to vote at the Meeting, the Shareholder shall deliver or cause to be delivered, in accordance with the instructions set out in the Circular, a duly executed proxy or proxies directing the holder of such proxy or proxies to vote in favour of the Resolution, with a copy to Canopy concurrently with such delivery; and (ii) with respect to any Subject Shares that are beneficially owned by the Shareholder but not registered in the name of the Shareholder, the Shareholder shall deliver a duly executed voting instruction form to the intermediary through which the Shareholder holds its beneficial interest in the Shareholder’s Subject Shares, instructing that the Shareholder’s Subject Shares be voted at the Meeting in favour of the Resolution, with a copy to Canopy concurrently with such delivery . Such proxy or proxies shall name those individuals as may be designated by the Company in the Circular and such proxy or proxies or voting instructions shall not be revoked, withdrawn or modified without the prior written consent of Canopy and the Purchaser.

(b)	From the date hereof until the termination of this Agreement in accordance with Section 4.1, subject to Section 4.5, the Shareholder will not, and will ensure that its affiliates do not, directly or indirectly, through any officer, director, employee, representative or agent or otherwise:

(i)	solicit proxies or become a participant in a solicitation of proxies in opposition to or competition with the transactions contemplated by the Arrangement;

(ii)	assist any Person in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the transactions contemplated by the Arrangement;

(iii)	act jointly or in concert with others with respect to voting securities of the Company for the purpose of opposing or competing with the transactions contemplated by the Arrangement Agreement; or

(iv)	knowingly encourage any effort or attempt by any other Person to do or seek to do any of the foregoing.

EXECUTION VERSION

(c)	The Shareholder hereby consents to, to the extent required by Law:

(i)	details of this Agreement being set out in any press release, proxy statement, including the Circular, and court documents produced by the Company or Canopy or any of their respective affiliates in connection with the Arrangement in accordance with the provisions of the Arrangement Agreement; and

(ii)	this Agreement being made publicly available, including by filing on SEDAR operated on behalf of the Securities Authorities with all reasonable redactions made at the request of the Shareholder.

(d)	Except as required by applicable law or stock exchange requirements, the Shareholder will not, and will ensure that its affiliates and representatives do not, make any public announcement with respect to the transactions contemplated herein or pursuant to the Arrangement Agreement without the prior written approval of Canopy and the Purchaser.

Article 4
GENERAL

4.1	Termination.

This Agreement will terminate and be of no further force or effect upon the earliest to occur of:

(a)	the mutual agreement in writing of the Shareholder and Canopy;

(b)	the date, if any, that the Arrangement Agreement is terminated in accordance with its terms;

(c)	the Effective Time;

(d)	unless extended by mutual agreement of the Shareholder, on the one hand, and the Purchaser, on the other hand, on the Outside Date if the Effective Time has not yet occurred; or

(e)	the date that the Shareholder provides written notice to the Purchaser of the termination of this Agreement following the Arrangement Agreement or the terms of the Arrangement being amended such that (i) the consideration to be received by the Shareholder on an after-tax-basis is reduced, or (ii) the completion of the Arrangement is reasonably expected to take materially longer than the existing Outside Date.

4.2	Time of the Essence.

Time is of the essence in this Agreement.

4.3	Effect of Termination.

If this Agreement is terminated in accordance with the provisions of Section 4.1, no Party will have any further liability to perform any of its covenants and agreements under this Agreement, provided that neither the termination of this Agreement nor anything contained in Section 4.1 will relieve any Party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants and agreements made herein.

EXECUTION VERSION

4.4	Equitable Relief.

The Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunctive and other equitable relief to prevent breaches of this Agreement, and to enforce compliance with the terms of this Agreement without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which the Parties may be entitled at law or in equity.

4.5	Capacity and Fiduciary Duty.

The Purchaser and Canopy each hereby agree and acknowledge that the Shareholder is bound hereunder solely in his or her capacity as a shareholder of the Company and that the provisions of this Agreement shall not be deemed or interpreted to bind the Shareholder or any of its affiliates or their directors, officers, shareholders, employees or agents in his or her capacity as a director or officer of the Company or any of its Subsidiaries. For the avoidance of doubt, nothing in this Agreement shall limit or restrict any Party from properly fulfilling his or her fiduciary duties as a director or officer of the Company or any of its Subsidiaries and nothing in this Agreement shall prevent a Shareholder who is a member of the board of directors or an officer of the Company from engaging, in such Shareholder’s capacity as a director or officer of the Company or any of its Subsidiaries.

4.6	Control

If any of the Subject Shares are held through a nominee, corporation, trust or other legal entity, including but not limited to a broker or other financial intermediary, over which the Shareholder has control as defined in the legislation governing the ownership of the property of such nominee, corporation, trust or other legal entity (either alone or in conjunction with any other Person), the Shareholder will vote or will cause to be voted such Subject Shares and exercise its power and authority to ensure that this Agreement is complied with by such nominee, corporation, trust or other legal entity.

4.7	Waiver; Amendment.

The Parties agree and confirm that any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all of the Parties or in the case of a waiver, by the Party against whom the waiver is to be effective. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right. No waiver of any of the provisions of this Agreement will be deemed to constitute a waiver of any other provision (whether or not similar).

4.8	Entire Agreement.

This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the Parties with respect thereto.

EXECUTION VERSION

4.9	Notices.

Any notice, or other communication given regarding the matters contemplated by this Agreement (each a “Notice”) (must be in writing, sent by personal delivery, courier or electronic mail and addressed:

(a)	to Canopy at:

Canopy Growth Corporation
1 Hershey Drive
Smith Falls, ON K7A 0A8

Attention:        Christelle Gedeon
Email:              [PERSONAL INFORMATION REDACTED]

with copies (which shall not constitute notice) to:

Cassels Brock & Blackwell LLP
2100 Scotia Plaza, 40 King Street West
Toronto, ON M5H 3C2

Attention:        Jonathan Sherman
Email:              jsherman@cassels.com

and

Attention:        Jamie Litchen
Email:              jlitchen@cassels.com

(b)	to the Purchaser at:

Canopy USA, LLC
35715 Hwy 40, Ste D102
Evergreen, Colorado
80439

Attention:        Legal
Email:              [PERSONAL INFORMATION REDACTED]

(c)	to the Shareholder, at the address set out in the Shareholder’s signature page attached to this Agreement.

Any Notice or other communication is deemed to be given and received (i) if sent by personal delivery, same day courier or electronic mail, on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day or (ii) if sent by overnight courier, on the next Business Day. A Party may change its address for service from time to time by providing Notice in accordance with the foregoing. Any subsequent Notice or other communication must be sent to the Party at its changed address. Any element of a Party’s address that is not specifically changed in a Notice will be assumed not to be changed. Sending a copy of a Notice or other communication to a Party’s legal counsel as contemplated above is for information purposes only and does not constitute delivery of the Notice or other communication to that Party. The failure to send a copy of a Notice or other communication to legal counsel does not invalidate delivery of that notice or other communication to a Party.

4.10	Severability.

If any provision of this Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction, that provision will be severed from this Agreement and the remaining provisions shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

EXECUTION VERSION

4.11	Successors and Assigns.

The provisions of this Agreement will be binding upon and enure to the benefit of the Parties hereto and their respective heirs, administrators, executors, legal representatives, successors and permitted assigns, provided that no Party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other Parties hereto.

4.12	Independent Legal Advice.

Each of the Parties hereby acknowledges that it has been afforded the opportunity to obtain independent legal advice and confirms by the execution and delivery of this Agreement that they have either done so or waived their right to do so in connection with the entering into of this Agreement.

4.13	Further Assurances.

The Parties hereto will, with reasonable diligence, do all things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and the Parties will provide such further documents or instruments required by the other Parties as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

4.14	Expenses

Each of the Parties shall pay its respective legal, financial advisory and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed or prepared pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.

4.15	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and of Canada applicable therein. The Parties irrevocably attorns and submits to the exclusive jurisdiction of the British Columbia courts situated in the City of Vancouver and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

4.16	Counterparts.

This Agreement may be executed in any number of counterparts (including counterparts delivery by facsimile or similar electronic copy) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

[Remainder of page intentionally left blank.]

EXECUTION VERSION

IN WITNESS OF WHICH the Parties have executed this Agreement as at the date first above written.

CANOPY GROWTH CORPORATION

Per:
Authorized Signing Officer
I have authority to bind the company.

CANOPY USA, LLC

Per:
Authorized Signing Officer
I have authority to bind the company.

EXECUTION VERSION

IN WITNESS OF WHICH the Parties have executed this Agreement as at the date first above written.

[Shareholder]

(Print Name of Shareholder)

(Place of Residency)

(Print Name and Title)

Address:

Telephone:

Email:

(Number of Company Floating Shares Held)

(Number of High Street Units Held)

(Number of USCo2 Class B Shares Held)

(Number of Company Floating Options Held)

(Number of Company Floating Share Units Held)